Exhibit 10.2

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) dated as of             , 2020 by and between MINISO Group Holding Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”) and                     (PRC ID Card No.                     ) (the “Indemnitee”).

RECITALS

A.    The Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for its directors and officers, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

B.    The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, which subjects directors, officers, employees, controlling persons, shareholders, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C.    The Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other directors and officers of the Company may not be willing to serve in such capacities without additional protection.

D.    The Company (i) desires to attract and retain highly qualified individuals and entities, such as the Indemnitee, to serve the Company and (ii) in order to induce the Indemnitee to be involved with the Company, wishes to provide for the indemnification and advancing of expenses to the Indemnitee to the maximum extent permitted by law and the Charter (as defined in Section 1(a)(i) hereof) as provided herein.

E.    In view of the considerations set forth above, the Company desires that the Indemnitee be indemnified by the Company as set forth herein.

NOW, THEREFORE, the Company and the Indemnitee hereby agree as follows:

1.    Indemnification.

(a)    Indemnification of Expenses.

(i)    Third-Party Claims. Subject to Section 8 below, the Company shall indemnify and hold harmless the Indemnitee to the fullest extent permitted by law and the Memorandum and Articles of Association of the Company, as may be amended from time to time (the “Charter”) if the Indemnitee was or is or becomes a party to or witness, or is threatened to be made a party to or witness, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that such Indemnitee reasonably believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a “Claim”) (other than an action by right of the Company) by reason of the fact that the Indemnitee is or was a director or officer of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of the Indemnitee while serving in such capacity (hereinafter, an “Agent”) or as a direct or indirect result of any Claim made by any shareholder of the Company against the Indemnitee and arising out of or related to any round of financing of the Company (including but not limited to Claims regarding non-participation, or non-pro rata participation, in such round by such shareholder), or made by a third party against the Indemnitee based on any misstatement or omission of a material fact by the Company in violation of any duty of disclosure imposed on the Company by federal or state securities or common laws (hereinafter an “Indemnification Event”) against any and all Expenses (as defined in Section 10(g) hereof), judgments, fines, penalties and amounts paid in settlement (if, and only if, such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with investigating, defending or participating in (including on appeal) such Claim if the Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(ii)    Derivative Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Claim by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was an Agent of the Company, or by reason of anything done or not done by him in any such capacity, the Company shall indemnify the Indemnitee against any amounts paid in settlement of any such Claim and all Expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such Claim if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of his duty to the Company, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which such other court shall deem proper.

(b)    Reviewing Party. Notwithstanding the foregoing, (i) the obligations of the Company under Section 1(a) shall be subject to the condition that the Reviewing Party (as described in Section 10(e) hereof) shall not have determined that the Indemnitee would not be permitted to be indemnified under applicable law or pursuant to Section 8 hereof, and (ii) the Indemnitee acknowledges and agrees that the obligation of the Company to make an advance payment of Expenses to the Indemnitee pursuant to Section 2(a) (an “Expense Advance”) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that the Indemnitee would not be permitted to be so indemnified under applicable law or Section 8 hereof, the Company shall be entitled to be reimbursed by the Indemnitee (who each hereby agree to promptly reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law or Section 8 hereof, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). The Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control (as defined in Section 10(c) hereof), the Reviewing Party shall be selected by the a majority of the Board of Directors (excluding the Indemnitee, as applicable), and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors (other than the Indemnitee, as applicable) who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 1(e) hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that the Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law or Section 8 hereof, the Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee.

(c)    Contribution. If the indemnification provided for in Section 1(a) above for any reason other than the statutory limitations of applicable law or as provided in Section 8, is held by a court of competent jurisdiction to be unavailable to the Indemnitee in respect of any losses, claims, damages, expenses or liabilities in which the Company is jointly liable with the Indemnitee, as the case may be (or would be jointly liable if joined), then the Company, in lieu of indemnifying the Indemnitee thereunder, shall contribute to the amount actually and reasonably incurred and paid or payable by the Indemnitee as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Company and the Indemnitee, and (ii) the relative fault of the Company and the Indemnitee in connection with the action or inaction that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such losses, claims, damages, expenses or liabilities.

The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 1(c) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended (the “Securities Act”)) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(d)    Survival Regardless of Investigation. The indemnification and contribution provided for in this Section 1 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitee.

(e)    Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Expenses under this Agreement or any other agreement or under the Charter, Independent Legal Counsel (as defined in Section 10(d) hereof) shall be selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). The Company agrees to abide by the determination of the Independent Legal Counsel and to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(f)    Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement, to the extent the Indemnitee has been successful on the merits or otherwise, in the defense of any Claim referred to in Section 1(a) hereof or in the defense of any claim, issue or matter therein, including the dismissal of any action without prejudice, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by such Indemnitee in connection herewith.

2.    Expenses; Indemnification Procedure.

(a)    Advancement of Expenses. Subject to Section 8 and except as prohibited by applicable law, the Company shall advance all Expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any Claim to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an Agent of the Company or by reason of anything done or not done by him or her in any such capacity. The Indemnitee hereby undertakes to promptly repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Charter, applicable law or otherwise. The advances to be made hereunder shall be paid by the Company to the Indemnitee as soon as practicable but in any event no later than thirty days after written demand by the Indemnitee therefor to the Company.

(b)    Notice/Cooperation by Indemnitee. The Indemnitee shall give the Company notice in writing promptly after receipt of notice of commencement of any Claim, or the threat of the commencement of any Claim, made against the Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be made in accordance with Section 14 hereof. The failure of the Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to such Indemnitee under this Agreement or otherwise.

(c)    No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that the Indemnitee had not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law, shall be a defense to the Indemnitee’s claim or create a presumption that Indemnitee had not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

(d)    Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt written notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in each of the policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee in connection with the Claim, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

(e)    Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim, with counsel reasonably approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Claim; provided that, (i) the Indemnitee shall have the right to employ the Indemnitee’s counsel in any such Claim at the Indemnitee’s expense; (ii) the Indemnitee shall have the right to employ its own counsel in connection with any such proceeding, at the expense of the Company, if such counsel serves in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (iii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (C) the Company shall not in fact continue to retain such counsel to defend such Claim, then the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company.

(f)    Application for Enforcement. In the event the Company fails to make timely payments as set forth in this Agreement, the Indemnitee shall have the right to apply to any court of competent jurisdiction for the purpose of enforcing the Indemnitee’s right to indemnification or advancement of expenses pursuant to this Agreement. In such an enforcement hearing or proceeding, the burden of proof shall be on the Company to prove that indemnification or advancement of expenses to the Indemnitee is not required under this Agreement or permitted by applicable law. Any determination by the Reviewing Party that the Indemnitee is not entitled to indemnification hereunder, shall not be a defense by the Company to the action nor create any presumption that the Indemnitee is not entitled to indemnification or advancement of expenses hereunder.

3.    Additional Indemnification Rights; Nonexclusivity.

(a)    Scope. The Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law (except as provided in Section 8) with respect to Claims for Indemnification Events, even if such indemnification is not specifically authorized by the other provisions of this Agreement or any other agreement, the Charter or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Cayman corporation to indemnify a member of its Board of Directors or an officer, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Cayman corporation to indemnify a member of its Board of Directors or an officer, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 8 hereof.

(b)    Nonexclusivity. Notwithstanding anything in this Agreement, the indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Charter, any agreement, any vote of shareholders or disinterested directors, the laws of the Cayman Islands, or otherwise. Notwithstanding anything in this Agreement, the indemnification provided under this Agreement shall continue as to the Indemnitee for any action the Indemnitee took or did not take while serving in an indemnified capacity even though such Indemnitee may have ceased to serve in such capacity and such indemnification shall inure to the benefit of the Indemnitee from and after the Indemnitee’s first day of service as a director or officer with the Company or affiliation with a director or officer from and after the date Indemnitee commences services as a director or officer with the Company.

4.    No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, the Charter or otherwise) of the amounts otherwise indemnifiable hereunder.

5.    Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for any portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses to which the Indemnitee is entitled.

6.    Mutual Acknowledgement. The Company and the Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, controlling persons, agents or fiduciaries under this Agreement or otherwise.

7.    Liability Insurance. To the extent the Company maintains liability insurance applicable to directors and officers, the Company shall use commercially reasonable efforts to provide that the Indemnitee shall be covered by such policies in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and officers.

8.    Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)    Claims Under Section 16(b). To indemnify the Indemnitee for expenses and the payment of profits or an accounting thereof arising from the purchase and sale by the Indemnitee of securities in violation the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any similar provisions of any federal, state or local statutory law.

(b)    Unauthorized Settlements. To indemnify the Indemnitee hereunder for any amounts paid in settlement of a proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld.

(c)    Unlawful Indemnification. To indemnify the Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful. In this respect, the Company and the Indemnitee have been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication.

(d)    Fraud. To indemnify the Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that the Indemnitee has committed fraud on the Company.

(e)    Insurance. To indemnify the Indemnitee for which payment is actually and fully made to the Indemnitee under a valid and collectible insurance policy.

(f)    Company Contracts. To indemnify the Indemnitee with respect to any Claim related to any dispute or breach arising under any contract or similar obligation between the Company and the Indemnitee.

9.    Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Indemnitee, the Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of five (5) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five (5) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

10.    Construction of Certain Phrases.

(a)    For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that if the Indemnitee is or was or may be deemed a director or officer of such constituent corporation, or is or was or may be deemed to be serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, the Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as the Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)    For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on the Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director or officer of the Company which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or its beneficiaries; and if the Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, the Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(c)    For purposes of this Agreement a “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of share of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least two-thirds (2/3) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets; provided that in no event shall a Change in Control be deemed to include (A) a merger, consolidation or reorganization of the Company for the purpose of changing the Company’s state of incorporation and in which there is no substantial change in the shareholders of the Company or its successor (as the case may be), or (B) the Company’s first firm commitment underwritten public offering of any of its securities to the general public pursuant to (x) a registration statement filed under the Securities Act, or (y) the securities laws applicable to an offering of securities in another jurisdiction pursuant to which such securities will be listed on an internationally recognized securities exchange.

(d)    For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 1(e) hereof, who shall not have otherwise performed services for the Company or the Indemnitee within the last two (2) (other than with respect to matters concerning the right of the Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(e)    For purposes of this Agreement, a “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board of Directors (other than the Indemnitee, as applicable) or any other person or body appointed by the Board of Directors who is not a named party to the particular Claim for which the Indemnitee is seeking indemnification, or Independent Legal Counsel.

(f)    For purposes of this Agreement, “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

(g)    For purposes of this Agreement, “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Claim, or responding to, or objecting to, a request to provide discovery in any Claim. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Claim and any federal, state, local or foreign taxes imposed on any Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent.

11.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

12.    Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnifiable Events regardless of whether the Indemnitee continues to serve as a director or officer of the Company or of any other enterprise, including subsidiaries of the Company, at the Company’s request.

13.    Attorneys’ Fees. Subject to Section 8 and except as prohibited by applicable law, in the event that any action is instituted by the Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, such Indemnitee shall be entitled to be paid all Expenses actually and reasonably incurred by the Indemnitee with respect to such action if the Indemnitee is ultimately successful in such action. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid Expenses actually and reasonably incurred by the Indemnitee in defense of such action (including costs and expenses incurred with respect to the Indemnitee counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, in each case only to the extent that the Indemnitee is ultimately successful in such action.

14.    Notice. All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing, and delivery shall be deemed sufficient in all respects and to have been duly given as follows: (a) on the actual date of service if delivered personally; (b) at the time of receipt if given by electronic mail to the e-mail addresses set forth in this Section 14; (c) on the third day after mailing if mailed by first-class mail return receipt requested, postage prepaid and properly addressed as set forth in this Section 14; or (d) one business day after the business day of delivery to a nationally recognized overnight courier service during its business hours for overnight delivery against receipt, and properly addressed as set forth in this Section 14:

If to the Company:	25F, Heye Plaza, No.486, Kangwang Middle Road Liwan District, Guangzhou 510140 Guangdong Province The People’s Republic of China Attention: [***] E-mail: [***] Fax: [***]

If to the Indemnitee:

15.    Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

16.    Governing Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of Hong Kong, without regard to the conflict of laws principles thereof.

17.    Dispute Resolution.

(a)    Any dispute, controversy, claim or difference of any kind whatsoever arising out of, relating to or in connection with this Agreement, or the breach, termination or invalidity hereof (including the validity, scope and enforceability of this arbitration provision) (the “Dispute”) shall first be attempted to be resolved through consultation between the parties in good faith for a period of thirty (30) days after written notice has been given in accordance with the provisions of Section 14. The parties agree that all discussions contemplated under this Section 17 will be conducted in good faith and that the parties will use their best efforts to resolve the Dispute and preserve the arrangements contemplated under this Agreement.

(b)    If the Dispute remains unresolved upon expiration of the 30-day period, any party may in its sole discretion elect to submit the Dispute to be finally settled by arbitration with notice to any other party or parties. The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration. The arbitration tribunal shall consist of three arbitrators. The language of the arbitration shall be English, and the seat of the arbitration shall be Hong Kong. There shall be three (3) arbitrators. The claiming party or parties shall have the right to appoint one (1) arbitrator, the responding party or parties shall have the right to appoint one (1) arbitrator, and the third arbitrator shall be appointed by the HKIAC. The law of this arbitration clause shall be Hong Kong law. Each of the parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby. The decision of the arbitrators (by rule of majority) shall be final and binding on the parties. Notwithstanding any other provision contained herein, any party shall have the right in its sole discretion to seek immediate injunctive relief or other interim relief from any court of competent jurisdiction as necessary to enforce the provisions of this Agreement.

18.    Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who each shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

19.    Amendment, Termination and Waiver. Except as provided in Section 21, no amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by the parties to be bound thereby. Notice of same shall be provided to all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

20.    No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving the Indemnitee any right to be retained in the employ or service of the Company or any of its subsidiaries.

21.    Corporate Authority. The Board of Directors of the Company and its shareholders in accordance with Cayman Islands law have approved the terms of this Agreement.

22.    Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, written and oral, among the parties with respect to the subject matter of this Agreement; provided, however, that this Agreement is a supplement to and in furtherance of the Charter, and any other applicable law, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of the Indemnitee thereunder.

23.    Termination of Agreement. This Agreement shall terminate and be of no further force or effect upon the date on which the Indemnitee ceases to serve as a director or officer of the Company, provided that the Indemnitee will be entitled to all of the benefits and rights accorded such party under this Agreement with respect to any Claims for any Indemnification Events arising or related to events, circumstances and actions or omissions which have occurred or alleged and to have occurred prior to the date on which the Indemnitee ceases to serve as a director or officer of the Company.

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IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement as of the date first above written.

MINISO Group Holding Limited

By:
Name:
Title:

[Signature Page to Indemnification Agreement]

IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement as of the date first above written.

Indemnitee

[Signature Page to Indemnification Agreement]